UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 25, 2021

NDIVISION INC.
(Exact name of registrant as specified in its charter)

Nevada	47-5133966
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7301 N. State Highway 161, Suite 100, Irving, TX	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area 214-785-6355

Copies to:

Attn: Ken Bart.

Mitchell Silberberg & Knupp LLP

437 Madison Avenue

New York, NY 10022

Tel: 917-546-7768

Fax: 212-509-7239

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 25, 2021, the board of directors (the “Board”) of nDivision Inc. (the “Company”) appointed Mr. Laurence King to serve as a member of the Board of the Company. Mr. King is an independent director of the Company pursuant to the NASDAQ independent director guidelines, and will be serving on the Company’s Audit, Nomination and Governance, and Compensation Committees. As compensation for his service as a member of the Board, Mr. King will receive 300,000 restricted stock options vesting monthly over 36 months pursuant to the Company’s Amended and Restated 2018 Equity Incentive Plan.

Mr. King served as a member of our board of directors from November 2017 through October 11, 2021. From June 2009 through June 2015, Mr. King was a Partner at BKD, LLP, and was responsible for management, marketing, branding, client service as well as all phases of integration and assimilation of the firm’s Dallas, TX and Waco, TX offices. From June 2015 through present, Mr. King has been an executive officer of WhamTech, Inc. From March 2015 through present, Mr. King has been the founder and managing partner of King Strategy, LLC. Mr. King has served on the Advisory Board, or the Board of Directors, for over fifteen companies, and is currently serving on the advisory boards of WhamTech, Inc., Kwivik Theraputics, Inc., BlockQAI, LLC, and Amegy Bank-Dallas. Mr. King is a Certified Public Accountant and a Chartered Global Management Accountant and received a Bachelor of Science in Accounting and Operations Research from Babson College.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NDIVISION INC.

Date: October 26, 2021	By:	/s/ Andrew Norstrud
Andrew Norstrud
Chief Financial Officer

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